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                                  EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


To the Board of Directors
        Professional Veterinary Products, Ltd.

As independent certified public accountants, we hereby consent to the use of our reports dated July 31, 1999 and 1998 and July 31, 2000 and 1999, relating to the financial statements of Professional Veterinary Products, Ltd., which reports appear in the July 31, 2000 annual report on Form 10-K of Professional Veterinary Products, Ltd.


                                            /s/ Marvin E. Jewell & Co., P.C.